UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

Notice of Annual Meeting of Stockholders to be Held on June 1, 2016

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Anika Therapeutics, Inc. (the "Company"), a Massachusetts corporation, will be held at the Company’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730, on Wednesday, June 1, 2016, at 11:30 a.m. local time for the following purposes:

1.	To elect two Class II directors, each to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.

To approve an amendment to the Company’s Restated Articles of Organization to increase the aggregate number of shares of common stock that the Company is authorized to issue to 120,000,000 shares from 30,000,000 shares;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year;

4.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and

5.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on April 4, 2016 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $0.01 per share, at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com by following the instructions on the Notice Regarding the Availability of Proxy Materials (the “Notice”) you receive in the mail or, if you have requested a proxy card by mail, by signing, voting, and returning your proxy card in the enclosed envelope. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in this Notice and in the accompanying proxy statement, which we expect to begin mailing or otherwise providing to our stockholders on or about April 21, 2016. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Regardless of the number of shares you own, your vote is important.

In addition to their availability at www.proxyvote.com, the proxy statement and a form of proxy card, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available for viewing, printing, and downloading at http://www.anikatherapeutics.com/proxy.

By Order of the Board of Directors,

Sylvia Cheung
Chief Financial Officer & Secretary

Bedford, Massachusetts
April 20, 2016

2

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY CARD AS INDICATED ABOVE. YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THE PROXY STATEMENT, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY CARD.

3

2016 Proxy

Table of Contents

Page Number
The Annual Meeting of Stockholders	5
Proposal 1: Election of Directors	7
Information Regarding the Directors	7
The Board’s Role in Risk Oversight	9
Board Leadership Structure	9
Corporate Governance, Board Matters, and Committees	9
Communications with the Board of Directors	12
Code of Business Conduct	12
Majority Voting in Uncontested Director Elections Policy	12
Transactions with Related Persons and Conflict of Interest Policy	12
Beneficial Ownership of Common Stock	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Executive Officers	16
Compensation Discussion and Analysis	18
Philosophy and Process	18
Components of Compensation	19
Agreements with Named Executive Officers	21
Second Amended and Restated 2003 Stock Option and Incentive Plan, as Amended	22
Risk Considerations in Our Compensation Programs	22
Compensation Committee Report	22
Executive Compensation	23
Summary Compensation	23
Option Grants and Plan Awards in 2015	24
Discussion of Summary Compensation and Grants of Plan-Based Awards Tables	24
Outstanding Equity Awards at December 31, 2015	25
2015 Equity Award Exercises and Stock Vested	26
Potential Payments Upon Termination or Change in Control	26
Directors’ Compensation	27
Board of Directors and Executive Officer Stock Retention Guidelines	28
Compensation Committee Interlocks and Insider Participation	28
Proposal 2: Approval of an Amendment to the Company’s Restated Articles of Organization to Increase Authorized Common Shares to 120,000,000 from 30,000,000	29
Audit Committee Report	31
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	32
Proposal 4: Advisory Vote on Executive Compensation	34
Other Matters	35
Solicitation Expenses	35
Stockholder Proposals	35

References in this proxy statement to “we,” “us,” “our,” “our company,” and other similar references refer to Anika Therapeutics, Inc.

ANIKA, ANIKA THERAPEUTICS, CINGAL, ORTHOVISC, HYALOFAST, and MONOVISC are our registered trademarks. This proxy statement also contains a registered trademark that is the property of another company and is licensed exclusively to us.

4

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

Definitive Proxy Statement for

The Annual Meeting of Stockholders

To Be Held on Wednesday, June 1, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anika Therapeutics, Inc., a Massachusetts corporation, for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730, on Wednesday, June 1, 2016, at 11:30 a.m. local time and at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.	the election of two Class II directors, each to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.

the approval of an amendment to the Company’s Restated Articles of Organization to increase the aggregate number of shares of common stock that the Company is authorized to issue to 120,000,000 shares from 30,000,000 shares;

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year;

4.	the consideration and approval of an advisory vote regarding the compensation of our Named Executive Officers, as identified in this proxy statement; and

5.	any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two Class II directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder.

This proxy statement, the accompanying notice of the Annual Meeting, the form of proxy, and our Annual Report are first being made available to stockholders on or about April 21, 2016. Our Annual Report, however, is not a part of the proxy solicitation materials. The Board of Directors has fixed the close of business on April 4, 2016 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $0.01 per share, at the close of business on the record date will be entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 14,768,325 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock as of the close of business on the record date will be entitled to one vote per share.

This year, pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have again elected to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to certain of our stockholders (excluding those stockholders who previously have requested that they receive electronic or paper copies of our proxy materials). Stockholders have the ability to access our proxy materials on the website referred to in the Notice or to request a printed set of our proxy materials at no charge. Instructions on how to access our proxy materials over the Internet and how to request a printed copy of our proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this process will expedite your receipt of our proxy materials and reduce the environmental impact of our Annual Meeting.

You may vote via the Internet at www.proxyvote.com by following the instructions in the Notice you received in the mail and which are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting, and returning your proxy card. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website, or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously voted by telephone, via the Internet, or returned a proxy card by mail. If you hold your shares in street name, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted.

5

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders’ instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted (i) “for” the election of the nominees for director listed in this proxy statement, (ii) “for” the approval of an amendment to our Restated Articles of Organization to increase the number of authorized shares of our common stock to 120,000,000 shares from 30,000,000 shares, (iii) "for" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year, and (iv) “for” the approval of the resolution regarding the compensation of the Named Executive Officers. If other matters are validly presented, proxies will be voted in accordance with the discretion of the persons named as proxies.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your common stock is held by a broker, bank, or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted (a “non-vote”), the broker, bank, or other nominee may in certain circumstances, but is not required to, vote the shares at their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares at its own discretion. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the proposal to approve the election of directors, except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes. For each other matter before the Annual Meeting, other than the vote to approve the amendment to our Restated Articles of Organization, any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on such proposals. Because approval of the amendment to our Restated Articles of Organization to increase the number of authorized common shares requires the affirmative vote of a majority of outstanding shares, any shares not voted will have the same effect as shares voted against the proposal.

At the 2016 Annual Meeting, Proposal 1 (election of directors) requires the affirmative vote of a majority of votes cast at the Annual Meeting by the holders of the Company’s Common Stock pursuant to the Company’s Majority Voting in Uncontested Director Elections Policy. In accordance with this policy, if a director in an uncontested election does not receive at least the majority of the votes cast (including votes “for” and votes “withheld”), such director is required to promptly tender his resignation from the Board of Directors. The Company’s Majority Voting in Uncontested Director Elections Policy is described more particularly below in the section titled “Majority Voting in Uncontested Director Elections Policy” on page 12 of this Proxy Statement. For Proposal 2 (the approval of an amendment to our Restated Articles of Organization to increase the number of authorized common shares), the affirmative vote of a majority of outstanding shares is required. For each of Proposal 3 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the 2016 fiscal year) and Proposal 4 (advisory vote regarding the compensation of the Named Executive Officers), the affirmative vote of the holders of a majority of shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required. With respect to each of Proposal 2, Proposal 3, and Proposal 4, stockholders may vote “for,” “against,” or “abstain.”

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on June 1, 2016: This proxy statement, a form of proxy card, and our Annual Report to Stockholders are available at http://www.anikatherapeutics.com/proxy. In addition, directions to the 2016 Annual Meeting of Stockholders are also available at http://www.anikatherapeutics.com/proxy.

6

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II, and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting. Mr. Land and Dr. Larsen serve as Class II Directors with a term of office expiring at the 2016 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2017 Annual Meeting. Dr. Bower and Mr. Thompson serve as Class I Directors with a term of office expiring at the 2018 Annual Meeting.

Mr. Land and Dr. Larsen are our Board of Directors’ nominees for election to the Board of Directors at the 2016 Annual Meeting. The Class II Directors will be elected to hold office until the 2019 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by our Amended and Restated By-laws, to elect Mr. Land and Dr. Larsen as Class II Directors. If any of the Class II Directors becomes unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Vote Required

At the 2016 Annual Meeting, the election of a director requires the affirmative vote of a majority of votes cast by the holders of common stock entitled to vote at the election pursuant to the Company’s Majority Voting in Uncontested Director Elections Policy, which is described more particularly in the section titled “Majority Voting in Uncontested Director Elections Policy” on page 12 of this Proxy Statement. Abstentions and broker non-votes, if any, will not be treated as votes cast and will have no impact on the proposal, except to the extent that failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Information Regarding the Directors

The following table sets forth the name of each current director, including the nominees for Class II Director, his age, and the year in which he became a director of Anika Therapeutics, Inc.

Director Name	Age	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	77	1993	2018
Jeffery S. Thompson	50	2011	2018
Class II Directors:
Raymond J. Land	71	2006	2016
Glenn R. Larsen, Ph.D.	61	2015	2016
Class III Directors:
Charles H. Sherwood, Ph.D.	69	2002	2017
Steven E. Wheeler	69	1993	2017

Joseph L. Bower, D.B.A., joined the Board of Directors in February 1993 and has served as lead director since April 2005. Since July 2014, he has been the Donald Kirk David Professor Emeritus at Harvard Business School. From 2008 through 2014, he was the Baker Foundation Professor of Business Administration at Harvard Business School, and prior to 2008, he was the Donald Kirk David Professor of Business Administration. Throughout his tenure, Dr. Bower also served in many administrative roles at Harvard Business School, including as Senior Associate Dean. Dr. Bower also serves as a director of Loews Corporation and the New America High Income Fund, Inc. During the past five years, Dr. Bower also served as a director of Brown Shoe Company, Inc. and Sonesta International Hotels Corporation. He holds an A.B., as well an M.B.A. and a D.B.A. from Harvard University. Dr. Bower brings to the Board more than four decades of experience in business strategy, corporate governance, leadership, and management, during which time he has written books about and taught these subjects at the Harvard Business School. Additionally, he has consulted with numerous organizations on matters related to strategy, organizational development, and succession planning. As a result, we believe he is well suited for his roles as Lead Director and as Chairperson of our Compensation Committee.

7

Jeffery S. Thompson joined the Board of Directors in January 2011. He is a Partner with HealthEdge Investment Partners, LLC (“HealthEdge”), a Tampa, Florida based private equity firm that provides strategic capital exclusively in the healthcare industry. Mr. Thompson currently serves as President, Chief Executive Officer, and Chairman of Enaltus, LLC, a HealthEdge portfolio company specializing in skincare solutions, and as a director for HealthEdge affiliated companies, AMC, Formulated Solutions, LLC, Santus, LLC, and Data Dimensions, LLC. Mr. Thompson also serves as a non-executive director for Sinclair Pharma, plc, a publicly traded, London-based, international aesthetic dermatology company. Prior to joining HealthEdge in 2009, he served as a director and the Chief Operating Officer for Stiefel Laboratories, Inc. (“Stiefel”), an independent pharmaceutical company specializing in dermatology. Prior to his Chief Operating Officer role, he was Stiefel’s Senior Vice President of U.S. Business Services and President of Glades Pharmaceuticals. Earlier in his career, Mr. Thompson held sales and business management positions at Bausch & Lomb Pharmaceuticals and SmithKline Beecham. Mr. Thompson holds a B.S. in general science from the University of Pittsburgh. Mr. Thompson’s qualifications for membership on the Company’s Board include his prior experience in running a pharmaceutical company and his knowledge of the medical device industry, both of which provide our Board of Directors with product and business development perspectives and insights.

Raymond J. Land became a member of the Board of Directors in January 2006. He also serves as Chairman of the Board of BioAmber, Inc., a publicly traded company developing chemicals from renewable feedstocks, and a director and chairman of the Audit Committee of Mountain View Pharmaceuticals, Inc., a privately held company specializing in biopharmaceuticals. From 2008 through 2010, Mr. Land served as the Senior Vice President and Chief Financial Officer of Clarient, Inc., an advanced molecular diagnostics company. From June 2007 to June 2008, he was the Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc., a venture capital firm. Prior to Safeguard Scientifics, Inc., Mr. Land held executive management and Chief Financial Officer positions at Medcenter Solutions, Inc., a pharmaceutical marketing company where he was also a board member, and Orchid Cellmark, a provider of DNA testing services. Mr. Land previously served as Senior Vice President and Chief Financial Officer for Genencor International, Inc., a biotechnology company focusing on bioproducts and healthcare, from 1997 until its acquisition in April 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for West Pharmaceutical Services, Inc. Previously, Mr. Land was with Campbell Soup Company, Inc. where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, he was with Coopers and Lybrand for nine years. Mr. Land is a retired Certified Public Accountant and has a B.S. degree in accounting and finance from Temple University. Mr. Land's qualifications for membership on the Board include his extensive prior experience as chief financial officer at multiple companies, including several in the life science industry. He serves as the Chairperson and designated financial expert on the Audit Committee.

Glenn R. Larsen, Ph.D., joined the Board of Directors in February 2015. He is currently President and Chief Executive Officer of Aquinnah Pharmaceuticals, Inc., a pharmaceutical company focused on the development of treatments for ALS and neurodegenerative diseases, which he co-founded in February 2014. He is also Chairman of the Board of Directors of 180 Therapeutics L.P., a clinical stage musculoskeletal drug development company focusing on treating fibrosis, which he co-founded in 2013. He previously served as Chief Scientific Officer and Executive Vice President of Research and Development at SpringLeaf Therapeutics, Inc., a producer of combination drug delivery devices, from 2010 through 2013 and as Chief Operating Officer and Executive Vice President of Research and Development, and as a member of the board of directors, at Hydra Biosciences, Inc., a biopharmaceutical company, from 2003 through 2010. During his prior employment at Wyeth (now Pfizer)/Genetics Institute, Dr. Larsen served in various drug discovery and development leadership positions, including Vice President Musculoskeletal Sciences where he directed Wyeth’s second-largest therapeutic area with responsibility for Enbrel, an anti-TNF therapeutic with multi-billion dollar annual sales used to treat rheumatoid arthritis and other diseases. Dr. Larsen received his Ph.D. in Biochemistry from Stony Brook University and a PMD from Harvard University Business School. Mr. Larsen’s qualifications for membership on the Board include his strong scientific background in pharmaceuticals, biotech, orthopedics, and regenerative medicine, and his extensive experience in management, product development, and business development at multiple companies in the life science industry, all of which provide our Board of Directors with innovative product and commercial development perspectives and insights.

Charles H. Sherwood, Ph.D., was appointed Chief Executive Officer of Anika Therapeutics in March 2002, and simultaneously became a member of the Board of Directors. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics’ Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000, and Vice President of Process Development and Engineering beginning in April 1998. Dr. Sherwood served as a consultant to Anika Therapeutics from January 1998 to April 1998. From 1995 to 1997, Dr. Sherwood was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995, Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where Dr. Sherwood had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993, and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and an M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

8

Steven E. Wheeler joined the Board of Directors in 1993. Since 1997, he has been the President of Wheeler & Co., a private investment firm. He is also currently a director of HFF, Inc. Between 1993 and 1996, he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer, and a director of Copley Properties, Inc., a publicly traded real estate investment trust. From 1991 to 1993, he was Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio. Earlier, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in engineering from the University of Virginia, an M.S. in nuclear engineering from the University of Michigan, and an M.B.A. from Harvard University Business School. Mr. Wheeler brings to the Board a broad understanding of business and finance matters, as well as over 20 years of experience as a member of the Board.

The Board’s Role in Risk Oversight

The role of the Board of Directors in our risk oversight process includes receiving reports from management on areas of material risk to our Company, including operational, financial, legal, regulatory, strategic, and reputational risks. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate member of management within the Company so that it can understand risk identification, risk management, and risk mitigation strategies. When a committee receives a report from management, the Chairperson of the committee reports on its review of the report to the full Board. This enables the Board and its committees to coordinate the risk oversight role. The Board of Directors also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions and through regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. As part of its charter, the Audit Committee discusses with management and our independent registered public accounting firm significant risks and exposures, as well as the steps management has taken to minimize those risks.

Board Leadership Structure

Dr. Bower serves as the Lead Director of the Board. Separating the Lead Director role and the Chief Executive Officer role allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Lead Director to focus on leading our Board in its fundamental role of providing advice to and independently overseeing management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Lead Director, particularly as the Board’s oversight responsibilities continue to grow. The Board believes that having separate positions, with an independent, non-executive director serving as the Lead Director, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence.

Corporate Governance, Board Matters, and Committees

The Board of Directors has determined that each of its members, except for Dr. Sherwood, is “independent” within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the SEC. The Board of Directors based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations, and family and other relationships, and on other relevant discussions with the directors.

Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors and committees of the Board of Directors, and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the Chairperson of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

The Board of Directors reviews matters related to our corporate governance annually at a regularly scheduled meeting of the Board. This includes an evaluation of our by-laws, committee charters, shareholder rights plan, and other matters related to the governance of the Company. During this review, the Board assesses input from management and outside consultants to discern whether any actions should be taken on any of these topics. Furthermore, the Board of Directors conducts periodic evaluations that focus on the effectiveness of the Board as a whole and of its committees. Board members complete a detailed questionnaire that (a) provides for quantitative rankings in key areas and (b) seeks subjective comments in each of those areas. In addition members of each Board committee complete a detailed questionnaire to evaluate how well their committee is operating and to make suggestions for improvement. The evaluation process is managed by the Chairperson of the Nominating and Governance Committee, with advice from outside counsel. Outside counsel conducts separate, confidential interviews with each of the directors to follow-up on responses and comments reflected in the questionnaires. An anonymized summary of the principal findings from the questionnaires and interviews is prepared by outside counsel and is used as the basis for self-assessment discussions by the Board and its committees.

9

The Board of Directors met eight times during 2015. No director attended less than 80% of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which such director served. Our Annual Meetings of Stockholders are generally held to coincide with the Board’s regularly scheduled meetings. Directors are encouraged to attend the Annual Meeting. Each of the then-current directors attended the 2015 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

●	Audit Committee;

●	Compensation Committee; and

●	Governance and Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, which are reviewed at least yearly by each of the committees. You can find links to these materials in the corporate governance section of our website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee. The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower, and Mr. Thompson. Mr. Land and Dr. Bower served on the Audit Committee throughout 2015, and Mr. Thompson’s service on the Audit Committee began on July 1, 2015. Mr. John Moran, a previous director of the Company, served on the Audit Committee in 2015 through his resignation from the Board of Directors on December 8, 2015. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication to serve on the committee. The Board of Directors has also determined that Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations, or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are, among other things, to (1) oversee our accounting and financial reporting processes and the audits of our financial statements, (2) take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence, and performance of our independent registered public accounting firm, and (3) prepare an Audit Committee report as required by the SEC to be included in our annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate our independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method, and result of the audit of our books and records, to report the same to the Board of Directors, and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure the firm’s independence.

The Audit Committee holds separate sessions of its meetings, outside the presence of management, with our independent auditors in conjunction with each regularly scheduled Audit Committee meeting in which the independent auditors participate. The Audit Committee met ten times during 2015.

Compensation Committee. The current members of the Compensation Committee are Dr. Bower, as Chairperson, Dr. Larsen, Mr. Thompson, and Mr. Wheeler, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Thompson and Wheeler and Dr. Bower served on the Compensation Committee throughout 2015. Dr. Larsen joined the Compensation Committee effective February 18, 2015. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board’s responsibilities relating to the development and implementation of our compensation programs which provide incentives that further our long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of our executive officers other than the Chief Executive Officer, (3) overseeing our overall compensation programs, including granting awards under our Second Amended and Restated 2003 Stock Option and Incentive Plan, as amended (the “Second Amended 2003 Plan”), (4) preparing a report on executive compensation to be included in our annual proxy statement, and (5) appointing, retaining, compensating, terminating, and overseeing the work of any compensation consultant or other compensation adviser, as well as considering the independence of any compensation consultant or other compensation adviser. The Compensation Committee met six times during 2015.

10

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Mr. Wheeler, as Chairperson, Mr. Land, and Dr. Larsen, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Wheeler and Land served on the Governance and Nominating Committee throughout 2015. Dr. Larsen joined the Governance and Nominating Committee effective February 18, 2015. Mr. John Moran, a previous director of the Company, served on the Governance and Nominating Committee in 2015 through his resignation from the Board of Directors on December 8, 2015. The Governance and Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership, and (2) identifying, evaluating, and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Governance and Nominating Committee is responsible for annually reviewing and recommending to the Board of Directors compensation for non-employee directors, and for evaluating the performance of our Chief Executive Officer and each member of the Board. The Governance and Nominating Committee met six times during 2015.

When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical, and/or life sciences industries or in the markets in which we operate. The Board has adopted a retirement policy providing that directors will not be nominated for election to the Board of Directors after their 75th birthday, which was waived by the Board of Directors in relation to the election of Dr. Bower at the 2015 Annual Meeting due to his distinguished experience and unique leadership position with our company and the Board of Directors. The Board plans to revisit this policy, if necessary, in 2018. While we do not have a formal diversity policy, the Governance and Nominating Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, the candidate’s depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Governance and Nominating Committee.

The Governance and Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Governance and Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Governance and Nominating Committee and will conduct such inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Stockholders wishing to suggest a candidate for director should write to the Governance and Nominating Committee in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730 and include:

●	the name and address of record of the stockholder;

●	a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Exchange Act;

●	the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

●	a description of all arrangements or understandings between the stockholder and the proposed director candidate;

●	the written consent of the proposed director candidate (1) to be named in the proxy statement relating to the Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to the Annual Meeting of Stockholders filed pursuant to the rules of the SEC, and (3) to serve as a director if elected at such annual meeting; and

●	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

11

The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Directors

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s), in care of our Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded promptly to the appropriate addressee(s).

Code of Business Conduct

It is our policy that all of our officers, directors, and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. The Board of Directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics in order to clarify, disseminate, and enforce this policy. The Code of Business Conduct and Ethics applies to all of our officers, directors, and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics can be viewed on the investor relations section of our website at http://www.anikatherapeutics.com under “Corporate Governance.” Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this proxy statement.

Majority Voting in Uncontested Director Elections Policy

On December 8, 2015, the Board of Directors adopted our “Majority Voting in Uncontested Director Elections Policy.” An uncontested election occurs when the number of director nominees is equal to the number of Board of Directors positions to be filled through election and proxies are being solicited for such election of directors solely by the Company. Pursuant to the Company’s policy in such an election, if a director receives a greater number of votes “withheld” than “for” his or her election, such director shall promptly offer his or her resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee shall then consider all of the relevant facts and circumstances, and the committee shall recommend to the Board of Directors whether or not to accept such offer of resignation. The final decision of whether or not to accept such resignation shall be made by the Board of Directors, and, if required or determined by the Board of Directors to be desirable, the Company shall appropriately disclose the decision of the Board of Directors along with the rationale for such decision.

Transactions with Related Persons and Conflict of Interest Policy

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with our business interests. This policy is included in our Code of Business Conduct and Ethics, and it is supplemented by the Company’s Conflict of Interest Policy, which was implemented by the Board of Directors on October 6, 2015. Among other things, this policy requires each director and officer of Anika Therapeutics to provide written notice of any potential related party transaction, defined by the Company’s policy to mirror the definition of Item 404 of Regulation S-K (with the exception that the Company’s policy includes a monetary threshold of $100,000 as opposed to the threshold of $120,000 set by Item 404 of Regulation S-K) to the Lead Director (or to the Chief Executive Officer if such transaction involves the Lead Director) including all information that the Lead Director or Chief Executive Officer may request. Upon receiving all relevant information, the disinterested members of the Board of Directors may approve the transaction if they determine that the transaction is in the best interests of, and fair to, the Company, may require modifications to the transaction to make it acceptable for approval, or may reject it. The Board of Directors may also establish guidelines for ongoing management of a specific related party transaction. The policy requires that continuing related party transactions are reviewed on at least an annual basis. Additionally, the policy requires that all executives and directors of the Company complete a directors and officers questionnaire in connection with each of the Company’s annual proxy statements, in which they are asked to disclose family relationships and other related party transactions.

12

From January 1, 2015 through the date of this proxy statement, the Company has one reportable related party transaction. Charles Sherwood III, an adult child of Dr. Charles Sherwood, a director of the Company and the Company’s President and Chief Executive Officer, is employed on an at-will basis as the Company’s senior corporate legal counsel, a non-executive position, and received compensation for fiscal year 2015 of approximately $146,000. He also received, and continues to receive, benefits generally available to all employees. In 2016, the Board of Directors approved a base salary for Mr. Sherwood III of $170,000, a bonus initially targeted to equal 15% of his base salary, and 3,000 incentive stock options under the Second Amended 2003 Plan with a total Black-Scholes value of approximately $49,000 on the date of grant. The compensation for this employee was determined in accordance with our standard employment and compensation practices. The 2015 compensation was initially approved by the Audit Committee of the Board of Directors and then by the Company’s Board of Directors in accordance with the Company’s Conflict of Interest Policy as it relates to related party transactions once such policy was implemented in October 2015. In December 2015, the Board of Directors approved Mr. Sherwood III’s 2016 compensation in accordance with the Company’s Conflict of Interest Policy for ongoing related party transactions.

13

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 31, 2016, by:

●	each director who served the Company during 2015;

●	each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption “Executive Compensation;”

●	each other person which is known by us to beneficially own 5% or more of our common stock; and

●	current directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is in care of Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, MA 01730.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock Outstanding (2)
Directors and Named Executive officers:
Joseph L. Bower	40,513	(3)	*
Raymond J. Land	14,165	(4)	*
Glenn R. Larsen, Ph.D.	4,483	(5)	*
John C. Moran	20,843	(6)	*
Jeffery S. Thompson	14,948	(7)	*
Steven E. Wheeler	34,537	(8)	*
Charles H. Sherwood, Ph.D.	548,130	(9)	3.63%
Edward Ahn, Ph.D.	18,731	(10)	*
Sylvia Cheung	184,931	(11)	1.24%
Richard Hague	28,900	(12)	*
Frank Luppino	-	(13)	-
Current directors and executive officers as a group (9 persons)	889,338	(14)	5.80%
5% and Above Stockholders:
Blackrock, Inc.
55 East 52nd Street
New York, NY 10055	1,436,688	(15)	9.73%
Wellington Management Group LLP
280 Congress Street
Boston, MA 02210	1,190,135	(16)	8.06%
Thompson, Siegel & Walmsely LLC
6806 Paragon Place, Suite 300
Richmond, VA 23230	976,500	(17)	6.61%
Dimensional Fund Advisors LP
Building One, 6300 Bee Cave Road
Austin, TX 78746	775,025	(18)	5.25%

* Indicates less than 1%

14

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Accordingly, the number of shares deemed beneficially owned includes (i) shares of common stock owned as of March 31, 2016 and (ii) shares that may be acquired within sixty days of March 31, 2016 through the exercise or vesting of equity awards granted under the Second Amended 2003 Plan. Unless otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	As of March 31, 2016, there were 14,768,325 shares of common stock outstanding. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group.
(3)	This amount includes (i) 5,210 shares subject to restricted stock units and 1,540 shares subject to stock appreciation rights that are exercisable within sixty days of March 31, 2016, and (ii) 2,000 shares owned by Dr. Bower’s spouse. The restricted stock units are unvested and will be fully vested if Dr. Bower leaves our company in good standing.
(4)	This amount includes 5,210 shares subject to restricted stock units. The restricted stock units are unvested and will be fully vested if Mr. Land leaves our company in good standing.
(5)	This amount includes 2,361 shares subject to restricted stock units. The restricted stock units are unvested and will be fully vested if Dr. Larsen leaves our company in good standing.
(6)	Mr. Moran resigned his role as a director of the Company in good standing effective December 8, 2015. This amount reflects Mr. Moran’s beneficial ownership of the Company’s securities as of December 8, 2015 and includes 6,040 shares subject to stock appreciation rights that are exercisable within sixty days of December 8, 2015.
(7)	This amount includes 5,120 shares subject to restricted stock units. The restricted stock units are unvested and will be fully vested if Mr. Thompson leaves our company in good standing.
(8)	This amount includes 5,120 shares subject to restricted stock units and 1,540 shares subject to stock appreciation rights that are exercisable within sixty days of March 31, 2016. The restricted stock units are unvested and will be fully vested if Mr. Wheeler leaves our company in good standing.
(9)	This amount includes 284,075 shares subject to stock options that are exercisable within sixty days of March 31, 2016 and 40,475 shares of restricted stock vesting in four equal annual installments commencing one year from the applicable grant date.
(10)	This amount includes 10,831 shares subject to stock options that are exercisable within sixty days of March 31, 2016 and 7,900 shares of restricted stock vesting in four equal annual installments commencing one year from the applicable grant date.
(11)	This amount includes 152,206 shares subject to stock options and stock appreciation rights that are exercisable within sixty days of March 31, 2016 and 15,956 shares of restricted stock vesting in four equal annual installments commencing one year from the applicable grant date.
(12)	This amount includes 28,900 shares of restricted stock vesting in four equal annual installments commencing one year from the applicable grant date.
(13)	Mr. Luppino’s status as Chief Operating Officer on a contract basis ended as of December 31, 2015, after which he continued his relationship with our company in a consultant role. Upon termination of his role as Chief Operating Officer on a contract basis, all of his outstanding equity awards, which were granted on February 3, 2015, were forfeited.
(14)	This amount includes 22,841 shares subject to restricted stock units, 93,231 shares of unvested restricted stock, and 450,192 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable within sixty days of March 31, 2016. Mr. Moran’s security ownership is not included in this amount as he resigned his role as a director of the Company in good standing effective December 8, 2015.
(15)	Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Blackrock, Inc. on January 20, 2016. Blackrock, Inc. has sole voting power with respect to 1,402,343 shares and sole dispositive power with respect to 1,436,688 shares.
(16)	Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Wellington Management Group, LLP on February 11, 2016. Wellington Management Group LLP has shared power to vote or direct the vote with respect to 953,514 shares and shared dispositive power with respect to 1,190,135 shares.
(17)	Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Thompson, Siegel & Walmsley LLC on January 28, 2016. Thompson, Siegel & Walmsley LLC has sole voting power with respect to 599,981 shares and sole dispositive power with respect to 976,500 shares.
(18)	Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 9, 2016. Dimensional Fund Advisors LP has sole voting power with respect to 739,528 shares and sole dispositive power with respect to 775,025 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Exchange Act requires that our officers, directors, and persons who own more than 10% of our common stock file initial reports of ownership and report of changes in ownership with the SEC and NASDAQ. Officers, directors, and persons who beneficially own more than 10% of our common stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely upon a review of Forms 3, 4, 5, and other applicable forms as well as amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 2015, no officer, director, or person who owns more than 10% of our outstanding shares of common stock failed to file such reports on a timely basis.

15

EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually at a regular meeting held immediately preceding the Annual Meeting of Stockholders. The Board of Directors also elects executive officers throughout the year as such individuals are hired by the Company. Such executive officers hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, unless they sooner resign or are removed from office. There are no family relationships between any of our directors, director nominees, or executive officers.

The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics. It is anticipated that each of these officers will be re-appointed by the Board of Directors immediately preceding the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	69	President and Chief Executive Officer
Edward Ahn, Ph.D.	44	Chief Technology and Strategy Officer
Dana Alexander	40	Chief Operations Officer
Sylvia Cheung	41	Chief Financial Officer, Treasurer, and Secretary
Richard Hague	56	Chief Commerical Officer
Steven Mascioli, M.D., MPH	62	Chief Medical Officer

Dr. Sherwood’s biography is included above in the section titled “Proposal 1: Election of Directors – Information Regarding the Directors.”

Edward Ahn, Ph.D., was appointed Chief Technology and Strategy Officer on October 30, 2014. From 2012 through 2014, Dr. Ahn was Managing Director and Chief Science Officer at MedCap Advisors where he built merger strategies, strategic partnerships, and licensing agreements for emerging medical device, biotechnology, and biological organizations with a focus on regenerative medicine. Prior to his work at MedCap, Dr. Ahn was Vice President of Product Development for Pioneer Surgical Biologics from 2007 through 2012. In this role Dr. Ahn directed Pioneer Surgical Biologic’s product development policies, objectives, and initiatives. He has also served as Chief Executive Officer, Chief Technology Officer, and Founder of Angstrom Medica, Inc., a company based upon his doctoral thesis work and focused on commercializing nanotechnology in the area of Orthopedics. Dr. Ahn holds a B.S. in chemical engineering from Stanford University and both an M.S. in chemical engineering practice and a Ph.D. in chemical engineering from Massachusetts Institute of Technology.

Dana Alexander was appointed Chief Operations Officer on April 4, 2016. Mr. Alexander has spent the last 14 years in various leadership roles at Genzyme Corporation. From 2011 through 2016, Mr. Alexander served as Senior Director of Biologics Manufacturing Operations, heading manufacturing at Genzyme’s flagship biologics plant, with responsibilities including overseeing production planning and execution, bringing new manufacturing capacity on-line, and implementing new production and quality systems. During his tenure at Genzyme Corporation, Mr. Alexander also held other leadership roles and provided operational oversight for the construction, start-up, and approval of a new cGMP cell culture facility, managed Chemistry, Manufacturing and Control (CMC) activities for a variety of late stage and commercial products, and led operation product teams across complex supply chains to deliver global clinical and commercial supply requirements. Mr. Alexander holds a B.S. in chemical engineering from Northeastern University and an M.B.A. from Boston University.

Sylvia Cheung was appointed Chief Financial Officer, Treasurer, and Secretary on April 1, 2013. Ms. Cheung served as our Vice President of Strategic Processes commencing in 2012. Since October 2014, she has also served as General Manager for our Italy-based subsidiary, Anika Therapeutics S.r.l., and she served in the same role from 2010 to 2011. Ms. Cheung originally joined our company as its Controller in 2005, and, in addition to fulfilling financial responsibilities as the Controller, she led our integration of Anika S.r.l. subsequent to its acquisition in 2009. Prior to joining Anika, she held a series of progressively responsible financial management positions at Transkaryotic Therapies, Inc. From 1995 to 2000, Ms. Cheung worked for PricewaterhouseCoopers LLP as an Audit Senior Associate with a focus in technology companies. Ms. Cheung holds a B.S. in business administration and accounting from the University of Massachusetts in Amherst and an M.B.A. from Boston University, and she is a Certified Public Accountant (inactive).

16

Richard Hague was appointed Chief Commercial Officer on October 26, 2015. From November 2014 through joining the Company, Mr. Hague was the Vice President Sales and Marketing at TEI Medical where he was responsible for driving the revenue growth of that corporation’s dermal scaffold product, as well as for the build out of its sales and marketing teams. From 2011 through 2014, Mr. Hague was Vice President Sales, Marketing, and Commercial Operations for Sanofi Biosurgery’s Cell Therapy and Regenerative Medicine group. In this role, Mr. Hague was responsible for the global commercial operations of the group’s products in the orthopedic sports medicine and burn markets. Prior to this, Mr. Hague was the Senior Director and Head of Sales for Genzyme Biosurgery where he headed the U.S. sales team in the orthopedics and sports medicine market. Mr. Hague holds a B.S. in marketing from the University of Connecticut.

Stephen Mascioli, M.D., MPH, was appointed Chief Medical Officer on April 4, 2016. From 2012 through 2016, Dr. Mascioli served as the Chief Medical Officer at Terumo Americas Holdings, where his primary responsibilities included overseeing investigational device exemption clinical programs, providing risk assessment and mitigation analysis on patent safety issues, and spearheading the establishment of the medical department. From 2009 through 2012, Dr. Mascioli served as the Chief Medical Officer of the Vascular Therapies division of Covidien, a global medical device company. Prior to this role, Dr. Mascioli held senior medical leadership positions at Boston Scientific and American Medical Systems. Dr. Mascioli holds a B.A. in biology from Brandeis University, an M.D. from the Boston University School of Medicine, and an MPH from the University of Minnesota School of Public Health.

17

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of the 2015 compensation for our executive officers identified in the Summary Compensation Table hereunder. We refer to these individuals as the “Named Executive Officers” or “NEOs.” The Compensation Committee of the Board of Directors oversees all decisions regarding the compensation of the NEOs, including base salary, annual bonuses, equity incentives, perquisites, and other agreements and arrangements.

Philosophy and Process

The overall objective of our executive compensation policy is to attract and retain highly qualified executive officers and to motivate them to provide a high level of performance for the benefit of our company and its stockholders. The Compensation Committee approves our compensation policies and oversees our overall compensation program. The Compensation Committee believes that to accomplish these objectives the Company should provide executive officers with market competitive compensation packages and the opportunity to earn additional cash and equity compensation based upon our business progress and financial performance.

In setting the compensation for our executive officers, the Compensation Committee relies primarily on our financial performance and an assessment of the individual’s performance and contribution to our development and achievements. The Compensation Committee also considers the yearly shareholder advisory vote on executive compensation, which, given the high approval rate of such compensation at the 2015 Annual Meeting, resulted in no changes to our executive compensation programs for 2016. Additionally, the Compensation Committee weighs quantitative factors such as general compensation trends. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation at similarly situated companies. The Compensation Committee performed this analysis in 2012, 2013, and 2015, and it generally performs this analysis every two years. In completing its analysis in 2015, the Compensation Committee reviewed competitive data compiled from a peer group comprised of 18 companies of similar size and related businesses. The Compensation Committee also reviewed market data from the 2015 Radford Global Life Sciences Executive Survey (the “Radford Survey”) covering over 64 public biopharmaceutical and medical device companies. While the Compensation Committee does not determine compensation based on formulaic criteria, it generally seeks to achieve an overall compensation level approximating the industry median. The following is the composition of the peer group for 2015.

Peer Group Companies
Biopharmaceutical Companies
Aegerion Pharmaceuticals, Inc.
Corium International, Inc.
Macrogenics, Inc.
MiMedx Group, Inc.
Momenta Pharmaceuticals, Inc.
Repligen Corporation
Spectrum Pharmaceuticals, Inc.
Sucampo Pharmaceuticals, Inc.
Vanda Pharmaceuticals, Inc.
Medical Device Companies
AtriCure, Inc.
Atrion Corporation
CryoLife Inc.
Cynosure, Inc.
Derma Sciences, Inc.
Rockwell Medical, Inc.
RTI Surgical, Inc.
STAAR Surgical Company
Vascular Solutions, Inc.

With respect to the definition of financial performance, we developed our 2015 budget with the knowledge that certain events could impact the achievement of the budgeted goals. These events included efforts to gain U.S. and international approvals of Cingal, increasing the overall sales of Monovisc and Orthovisc in the U.S. market during Monovisc’s first full year of commercialization in the United States, the planning and execution of Hyalofast U.S. clinical development, the realization of planned operations and manufacturing gains, the ongoing international development and improvement of our business, the planned transition of manufacturing operations for our Italian subsidiary’s products from an Italian contract manufacturer to our Bedford, Massachusetts headquarters, as well as geographic expansion of our existing product franchises, in particular our orthobiologics franchise. The Compensation Committee and the Board of Directors review actual developments to determine executive compensation based on actual performance and achievements during the year.

18

Components of Compensation

The principal components of the compensation policy for our executive officers are base salary, cash bonuses, and equity based grants. Decisions regarding each component are made independent of any other component, provided that overall compensation is an aspect of our benchmark analysis.

Base Salary.  The primary component of compensation for our executive officers is base salary. Base salaries for these individuals are subject to annual review by either the Board of Directors or the Compensation Committee. In addition, the executive officers are subject to confidentiality, non-disclosure, non-competition, non-solicitation, assignment, and arbitration provisions. Base salary levels for our executive officers are determined based upon an evaluation of a number of factors, including the individual’s level of responsibility, experience, performance, and competitive market practices as determined by our analysis of management compensation surveys, and a review of other published data relating to executive compensation, including peer group data, and taking into account any contractual obligations. Salaries are reviewed on an annual basis.

Cash Bonus.  The second principal component of our compensation policy for executive officers consists of discretionary cash bonuses. The Compensation Committee considers the achievement of financial results, organizational development, business and technical development, and contribution to increasing shareholder value at its discretion to determine the amounts and the timing of the bonuses awarded to executive officers. Historically, cash bonuses for the most recently completed year are awarded contemporaneously with annual compensation reviews for the subsequent year. Bonuses are prorated in the year of hire provided that the employee begins their employment with the Company prior to October 1. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, special performance bonuses in exceptional circumstances, and any contractual obligations. Bonuses are not determined based on a formula, but rather by taking into account both company and individual performance as a whole.

After the completion of the year (2015), the Compensation Committee, with the assistance of the Chief Executive Officer, reviewed our performance, as well as the individual performance of each executive officer. Accomplishments that factored into the bonus and equity awards for 2015 included the achievement of record product revenue; gross product margin improvements from 2014; the market leadership of Orthovisc in the multi-injection viscosupplementation segment and the advancement of Monovisc to the second position in the single-injection segment; the achievement of regulatory approval in Canada for Cingal; the planning and execution of Hyalofast U.S. clinical development, including the enrollment of the first patient in the Hyalofast Phase III clinical trial; the initial implementation of the Company’s strategic decision to consolidate manufacturing operations for the Company, including its Italian subsidiary, at its Bedford, Massachusetts headquarters; and the initial implementation of the Company’s strategic decision to utilize a direct sales approach for Cingal in the United States, if regulatory approval of the product is achieved. For the year, the Compensation Committee determined that our company made excellent overall progress.

Equity Based Grants.  The third principal component of our compensation policy for executive officers consists of grants under the Second Amended 2003 Plan. Under this plan, executive officers may be granted stock options or other forms of equity securities, including stock appreciation rights (“SARs”), restricted stock awards, and performance-based equity awards. In 2015, the Compensation Committee granted to executive officers common stock options, performance-based common stock options, and restricted stock awards as described herein. The equity component of our compensation policy provides the opportunity for our executive officers to be compensated based upon increases in the market price of our common stock. The Compensation Committee has delegated to our Chief Executive Officer the ability under the Second Amended 2003 Plan to grant to non-officer employees up to an annual maximum of 50,000 shares per individual and 300,000 shares per year in the aggregate, provided any such grants comply with all existing plan and statutory requirements.

In February 2015, the Compensation Committee granted certain executive officers performance-based stock option awards under the Second Amended 2003 Plan with the awards to be measured based on our 2015 financial results and certain business criteria, including, among other things, the completion of a global commercial strategy for Cingal. In February 2016, the Compensation Committee measured the executive officer’s performance in granting such awards under the Second Amended 2003 Plan. The related grants are detailed in the table captioned “Option Grants and Plan Awards in 2015” included herein.

19

Compensation of Chief Executive Officer. In 2015, Dr. Sherwood’s annual salary was $581,242. In determining the compensation for Dr. Sherwood in 2015, the Compensation Committee evaluated corporate, individual, and organizational accomplishments by Anika Therapeutics in 2014. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably sized, publicly traded companies in the pharmaceutical and medical device industry and the relative performance of such companies, as well as the data from the Radford Survey.

In recognition of the corporate, individual, and organizational accomplishments of Anika Therapeutics for 2015, including his leadership and contributions to our performance and financial results for the year, in February 2016, the Compensation Committee awarded Dr. Sherwood a cash bonus of $508,587, or 125% of his target bonus.

The Compensation Committee also factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the value of equity awards received by the Chief Executive Officer as compared to the holdings of other comparably situated Chief Executive Officers, based on data from the Radford Survey.

Compensation of Chief Technology and Strategy Officer. In 2015, Dr. Ahn’s annual salary was $305,000. In determining the compensation for Dr. Ahn in 2015, the Compensation Committee evaluated corporate, individual, and organizational accomplishments by Anika Therapeutics in 2014. The Compensation Committee took into account information regarding the compensation paid to other individuals in similar professional capacities in comparably sized, publicly traded companies in the pharmaceutical and medical device industry and the relative performance of such companies, as well as data from the Radford Survey.

In recognition of the corporate, individual, and organizational achievements of Anika Therapeutics for 2015, including his contributions to our performance and financial results for the year, in February 2016, the Compensation Committee awarded Dr. Ahn a cash bonus of $137,250, or 100% of his target bonus.

Compensation of Chief Financial Officer. In 2015, Ms. Cheung’s annual salary was $335,210. In determining the compensation for Ms. Cheung in 2015, the Compensation Committee evaluated corporate, individual, and organizational accomplishments by Anika Therapeutics in 2014. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Financial Officers in comparably sized, publicly traded companies in the pharmaceutical and medical device industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual, and organizational achievements of Anika Therapeutics for 2015, including her contributions to our performance and financial results for the year, in February 2016, the Compensation Committee awarded Ms. Cheung a cash bonus of $188,556, or 125% of her target bonus.

Compensation of Chief Commercial Officer.  Mr. Hague joined the Company on October 26, 2015. In 2015, Mr. Hague’s salary compensation was $48,462, which reflected his salary as pro-rated for the period between his start date and the end of 2015. The Compensation Committee took into account information regarding the compensation paid to other individuals in similar professional capacities in comparably sized, publicly traded companies in the pharmaceutical and medical device industry and the relative performance of such companies, as well as data from the Radford Survey. Mr. Hague did not receive a cash bonus for 2015 due to his hire date.

Compensation of Chief Operating Officer.  In 2015, Mr. Luppino received $316,683 for work performed in the role of Chief Operating Officer on a contract basis. In determining the compensation for Mr. Luppino in 2015, the Compensation Committee evaluated relevant benchmark data consistent with our practice to determine an applicable rate of pay for Mr. Luppino’s services.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other most highly compensated executive officers, to the extent such compensation exceeds $1 million per person. There is an exemption from the $1 million limit for performance-based compensation that meets certain requirements. For this purpose, certain awards made under the Second Amended 2003 Plan qualify as performance-based compensation. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board’s or the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes. Considering our current compensation plans and policies, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

20

Agreements with Named Executive Officers

We have entered into employment agreements with our Chief Executive Officer and Chief Financial Officer providing severance benefits to be competitive with our peer group, for retention purposes, and to attract well qualified and talented executives. In exchange for such severance protection, these executives have agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation provisions. We believe that these agreements are fair to the executives and to our stockholders because these agreements provide relatively modest severance in exchange for the restrictive covenants which protect our company.

Chief Executive Officer

On October 17, 2008, we entered into an employment agreement (the “CEO Employment Agreement”) with Dr. Charles H. Sherwood, our President and Chief Executive Officer. Effective December 8, 2010, we entered into an amendment to the CEO Employment Agreement to include certain technical amendments to bring such agreement into compliance with Section 409A of the Code and the regulations thereunder. In addition to his base salary in existence at the time of the agreement, Dr. Sherwood is eligible to receive cash incentive compensation, with a discretionary bonus at a target equal to 70% of his annual base salary. Pursuant to the terms of the CEO Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Dr. Sherwood or us, Dr. Sherwood will be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under our employee benefit plans. Under the terms of the CEO Employment Agreement, Dr. Sherwood would receive a gross-up payment that, on an after-tax basis, is equal to the taxes imposed on the severance payments under the CEO Employment Agreement in the event any payment or benefit to him is considered an “excess parachute payment” and subject to an excise tax under the Code. Notwithstanding the foregoing, the amount of gross-up payment that Dr. Sherwood would be entitled to receive is limited to $500,000.

Subject to certain conditions, upon an involuntary termination by us of Dr. Sherwood’s employment without “cause” (as defined in the CEO Employment Agreement) or a voluntary termination of employment by him for “good reason” (as defined in the CEO Employment Agreement), Dr. Sherwood would be entitled to receive a severance amount equal to 1.5 times the sum of his base salary and target annual bonus for the then-current fiscal year and would be eligible to continue to participate in our group health, dental, and vision program for 18 months. If Dr. Sherwood’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in the CEO Employment Agreement) and such termination is made by him for “good reason” or by us without “cause,” (i) Dr. Sherwood would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to two times the sum of his base salary and target annual bonus for the then-current fiscal year, (ii) all of Dr. Sherwood’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Dr. Sherwood would be eligible to continue to participate in our group health, dental, and vision program for 24 months, subject to certain conditions.

According to the terms of Dr. Sherwood’s equity award agreements, if Dr. Sherwood’s employment terminates due to the acceptance by the Board of Directors of his retirement in good standing on or after the date on which Dr. Sherwood has reached the age of 63, on such date of retirement the vesting of all of Dr. Sherwood’s outstanding equity awards shall automatically accelerate and shall become fully exercisable.

Chief Financial Officer

On March 22, 2010, we entered into an employment agreement (the “CFO Employment Agreement”) with Sylvia Cheung, our Chief Financial Officer, Secretary, and Treasurer. Effective December 8, 2010, we entered into an amendment to the CFO Employment Agreement to include certain technical amendments to bring such agreement into compliance with Section 409A of the Code and the regulations thereunder. In addition to her base salary in existence at the time of the agreement, Ms. Cheung is eligible to receive cash incentive compensation, with a discretionary bonus at a target equal to 45% of her annual base salary. Pursuant to the terms of the CFO Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Ms. Cheung, or us, Ms. Cheung would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under our employee benefit plans. Under the terms of the CFO Employment Agreement, Ms. Cheung would be subject to a modified economic cutback in the event any payment or benefit to her is considered an “excess parachute payment” and subject to an excise tax under the Code.

Subject to certain conditions, upon an involuntary termination by us of Ms. Cheung’s employment without “cause” (as defined in the CFO Employment Agreement) or a voluntary termination of employment by her for “good reason” (as defined in the CFO Employment Agreement), Ms. Cheung would be entitled to receive a severance amount equal to her current base salary for the then-current fiscal year and would be eligible to continue to participate in our group health, dental, and vision program for 12 months. If Ms. Cheung’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in the CFO Employment Agreement) and such termination is either by her for “good reason” or by us without “cause,” (i) Ms. Cheung would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to 1.5 times the sum of her base salary and target annual bonus for the then-current fiscal year, (ii) all of Ms. Cheung’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Ms. Cheung would be eligible to continue to participate in our group health, dental and vision program for 18 months, subject to certain conditions.

21

Second Amended and Restated 2003 Stock Option and Incentive Plan, as Amended

In 2003, the Board of Directors adopted the 2003 Stock Option and Incentive Plan to provide incentives to officers, employees, non-employee directors, and other key persons. In 2009, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Amended 2003 Plan, which was approved by the stockholders on June 5, 2009. In 2011, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Second Amended 2003 Plan, which was approved by the stockholders on June 7, 2011. In 2013, the Board of Directors, upon recommendation of the Compensation Committee, amended the Second Amended 2003 Plan, which was approved by the stockholders on June 18, 2013. The Second Amended 2003 Plan, as amended, is administered by the Compensation Committee of the Board of Directors, which, at its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares, and dividend equivalent rights. The Second Amended 2003 Plan provides that in the event of a “change of control,” as defined in the Second Amended 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards, and performance share awards will automatically be deemed waived. At December 31, 2015, a total of 762,260 shares were subject to outstanding options and SARs issued under the Second Amended 2003 Plan at a weighted average exercise price of $18.75, unvested restricted stock awards totaled 62,825 shares, unvested restricted stock units totaled 19,306 shares, and the total number of remaining shares of common stock available for future grants was 1,251,635. See section entitled “Executive Compensation – Option Grants and Plan Awards in 2015” for information regarding grants in 2015 to our NEOs.

Risk Considerations in Our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Anika Therapeutics, Inc. (“Compensation Committee”) has reviewed and discussed with the management of Anika Therapeutics the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2016 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the committee:

Joseph L. Bower, Chairperson	Glenn R. Larsen, Ph.D.	Jeffery S. Thompson	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

22

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation information in respect of our NEOs for the year ended December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)		Stock Awards (3)		All Other Compensation (4)		Total
Charles H. Sherwood, Ph.D.	2015	$581,242	$508,587	$864,043		$535,815		$52,118	(8)	$2,541,805
President and Chief	2014	$564,313	$434,521	$694,130		$496,310		$41,093	(8)	$2,230,367
Executive Officer	2013	$545,230	$572,492	$481,860		$-		$29,993	(8)	$1,629,575

Ed Ahn, Ph.D.	2015	$305,000	$137,250	$43,953		$-		$18,720		$504,923
Chief Technology and Strategy Officer	2014	$43,404	$-	$733,170	(6)	$-		$2,164		$778,738

Sylvia Cheung	2015	$335,210	$188,556	$289,996		$264,931		$18,720		$1,097,413
Chief Financial Officer	2014	$307,000	$151,965	$247,519		$195,322		$13,719		$915,525
	2013	$256,600	$144,338	$216,837		$-		$13,385		$631,160

Richard Hague	2015	$48,462	$-	$-		$727,650	(7)	$24,831	(9)	$800,943
Chief Commerical Officer

Frank Luppino (5)	2015	$-	$-	$135,303	(5)	$-		$316,683	(5)	$451,986
Former Chief	2014	$-	$-	$-		$-		$174,820	(5)	$174,820
Operating Officer	2013	$286,768	$-	$289,116		$-		$52,719	(5)	$628,603

(1)	The amounts in this column represent the annual base salary approved for the executive by the Board of Directors pro-rated based on employment dates during the indicated year.
(2)	The amounts in this column represent discretionary cash bonuses earned in the indicated year, but paid in January or February of the following year.
(3)	The amounts in this column reflect the grant date fair value computed with respect to the equity awards issued during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 13 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2015 for certain assumptions made in the valuation of stock and option awards. The Board of Directors granted equity awards on February 3, 2015, January 27, 2014, and January 29, 2013, respectively.
(4)	Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to our Employee Savings and Retirement Plan (401(k) plan).
(5)	Mr. Luppino initially left his role as Chief Operating Officer effective October 31, 2013 and became a consultant to the Company. On October 30, 2014, Mr. Luppino was engaged as the Company’s Chief Operating Officer on a contract basis, a role which he left effective December 31, 2015. In 2015, Mr. Luppino received $316,683 for work performed in the role of Chief Operating Officer on a contract basis. In 2014, Mr. Luppino received $22,570 for work performed in the role of Chief Operating Officer on a contract basis. In addition to this role, Mr. Luppino performed other consultant activities for us in 2014 for which he was paid a total of $152,250. Both of these amounts are reflected in “All Other Compensation” for Mr. Luppino in 2014. In 2013, “All Other Compensation” includes group term life insurance premiums, matching contributions to Anika Therapeutics’ Employee Savings and Retirement Plan (401(k) plan), a payment for accrued vacation earned but not taken, as well as compensation Mr. Luppino received for consulting activities performed after leaving his role as Chief Operating Officer.
(6)	Dr. Ahn joined us as our Chief Technology and Strategy Officer on October 30, 2014. An equity award of 40,000 shares of incentive stock options was granted in connection with the commencement of Dr. Ahn’s employment.
(7)	Mr. Hague joined us as our Chief Commercial Officer on October 26, 2015. An equity award of 21,000 shares of restricted stock awards was granted in connection with the commencement of Mr. Hague’s employment.
(8)	These amounts include reimbursement of life insurance premiums of $15,413, $15,114 and $11,559 in 2015, 2014, and 2013, respectively.
(9)	This amount includes $22,416 of relocation expense reimbursement provided to Mr. Hague in accordance with the terms of the Offer Letter executed between Mr. Hague and the Company prior to the commencement of his employment.

23

Option Grants and Plan Awards in 2015

The following table sets forth each grant of equity awards made to the NEOs during the year ended December 31, 2015. All such equity awards vest over a four year period commencing on the first anniversary of the grant date, except for performance-based equity awards which vest over a four year period with the first vesting date occurring on the performance measurement date and the next three vesting dates occurring on January 1 of each subsequent calendar year following the calendar year in which the performance measurement date occurs.

Name	Grant Date	Exercise Price or Base of Equity Awards (1)	Number of shares underlying awards		Grant Date Fair Value of Awards (2)
Charles H. Sherwood, Ph.D.	February 3, 2015	$39.69	66,600	(5)	$1,399,858
Ed Ahn, Ph.D.	February 3, 2015	$39.69	3,325	(6)	$43,953
Sylvia Cheung	February 3, 2015	$39.69	23,700	(7)	$554,926
Richard Hague (3)	October 26, 2015	$34.65	21,000		$727,650
Frank Luppino (4)	February 3, 2015	$39.69	5,812	(8)	$135,303

(1)	The exercise price of each award equals the grant date closing stock price, as reported on the NASDAQ stock exchange.
(2)	This column represents the full grant date fair value of stock options and restricted stock under ASC 718 granted to each of the NEOs in the fiscal year ended December 31, 2015. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award’s vesting period. For restricted stock, fair value was calculated using the closing price of our common stock on the grant date. For stock options and performance-based stock options, fair value was calculated using the Black-Scholes value on the grant date. See the information appearing in Note 13 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2015 for certain assumptions made in the valuation of these awards.
(3)	Mr. Hague’s employment as Chief Commercial Officer began on October 26, 2015, and this equity award represents restricted stock awards granted in connection with such commencement of employment.
(4)	Mr. Luppino’s status as Chief Operating Officer on a contract basis ended as of December 31, 2015, after which he continued his relationship with our company in a consultant role. Upon termination of his role as Chief Operating Officer on a contract basis, all of his outstanding equity awards were forfeited.
(5)	This includes 13,500 shares of restricted stock awards and 34,200 common stock options, and it also includes 18,900 shares earned in connection with 112.5% achievement of performance targets related to performance-based stock option awards, all of which vest ratably over four years and were granted during the year ended December 31, 2015.
(6)	This represents 3,325 shares earned in connection with 87.5% achievement of performance targets related to performance-based stock option awards with ratable vesting over four years granted during the year ended December 31, 2015.
(7)	This includes 6,675 shares of restricted stock awards and 13,700 common stock options, and it also includes 3,325 shares earned in connection with 87.5% achievement of performance targets related to performance-based stock option awards, all of which vest ratably over four years and were granted during the year ended December 31, 2015.
(8)	This includes 3,100 common stock options and 2,712 performance-based stock options that were forfeited as a result of Mr. Luppino leaving his role as Chief Operating Officer of the Company on a contract basis.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The compensation paid to the Named Executive Officers includes salary and bonus. See additional information regarding the salary, bonus, and equity incentive compensation of our named executive officers, as well as a discussion of their employment agreements, under the section captioned “Compensation Discussion and Analysis” above.

24

Outstanding Equity Awards at December 31, 2015

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2015.

	Outstanding Equity Awards at December 31, 2015
	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Name	Number of Securities Underlying Exercisable Options (1)	Number of Securities Underlying Unexercisable Options (1)		Option Exercise Price	Option Expiration Date	Number of Unvested Shares or Units of Stock (1)	Market Value of Unvested Shares or Units of Stock (2)	Number of Unearned and Unvested Shares, Units, or Other Rights	Market or Payout Value of Unearned and Unvested Shares, Units, or Other Rights
Charles H. Sherwood, Ph.D	-	53,100		$39.69	2/3/2025	13,500	$515,160	-	$-
	12,900	38,700	(4)	$32.02	1/27/2024	11,625	$443,610	-	$-
	50,000	50,000		$10.87	1/29/2023	-	$-	-	$-
	75,000	-	(*)	$6.99	6/7/2021	-	$-	-	$-
	95,000	-		$6.98	1/18/2021	-	$-	-	$-
Total	232,900	141,800				25,125	$958,770

Ed Ah, Ph.D.	-	3,325	(5)	$39.69	2/3/2025	-	$-	-	$-
	10,000	30,000		$41.15	10/30/2024	-	$-	-	$-
Total	10,000	33,325				-	$-

Sylvia Cheung	-	17,025		$39.69	2/3/2025	6,675	$254,718	-	$-
	4,600	13,800	(5)	$32.02	1/27/2024	4,575	$174,582	-	$-
	22,500	22,500		$10.87	1/29/2023	-	$-	-	$-
	11,250	3,750		$9.10	1/25/2022	-	$-	-	$-
	25,000	-	(*)	$6.99	6/7/2021	-	$-	-	$-
	25,000	-		$6.98	1/18/2021	-	$-	-	$-
	35,000	-		$6.36	1/26/2020	-	$-	-	$-
	5,000	-	(*)	$10.99	1/31/2018	-	$-	-	$-
Total	128,350	57,075				11,250	$429,300

Richard Hague	-	-		$-	-	21,000	$801,360	-	$-
Total	-	-				21,000	$801,360

Frank Luppino (3)	-	-		$-	-	-	$-	-	$-
Total	-	-				-	$-

(1)	Vesting of equity awards commences on the first anniversary of the grant date and continues on each subsequent grant date anniversary until the equity award is fully vested, except as otherwise noted below. Except for those equity awards noted by an asterisk (*), which are subject to a three year vesting period, all equity awards are subject to a four year vesting period, in each case subject to the holder’s continued employment with us. The expiration date of each equity award is ten years after its grant date.
(2)	Based on the closing price of our common stock on the NASDAQ stock exchange on December 31, 2015 ($38.16 per share).
(3)	Mr. Luppino’s status as Chief Operating Officer on a contract basis ended as of December 31, 2015, after which he continued his relationship with our company in a consultant role. Upon termination of his role as Chief Operating Officer on a contract basis, his outstanding equity awards, which had been granted on February 3, 2015, were forfeited.
(4)	This includes 18,900 performance-based stock options which vest ratably over a four year period with the first vesting date occurring on February 4, 2016 and the next three vesting dates occurring on January 1 of each subsequent calendar year.
(5)	This includes 3,325 performance-based stock options which vest ratably over a four year period with the first vesting date occurring on February 4, 2016 and the next three vesting dates occurring on January 1 of each subsequent calendar year.

25

2015 Equity Award Exercises and Stock Vested

The following table provides information regarding options and SAR’s exercised and stock awards vested for the NEOs during the year ended December 31, 2015.

	Option and SAR's Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Charles H. Sherwood, Ph.D.	50,000	$1,535,000	3,875	$155,194
Sylvia Cheung	5,000	$119,500	1,525	$61,076

Potential Payments Upon Termination or Change in Control

Our Chief Executive Officer and Chief Financial Officer have certain termination or change in control benefits described in the Compensation Discussion and Analysis section captioned “Agreements with Named Executive Officers” and “The Second Amended and Restated 2003 Stock Option and Incentive Plan, as Amended.” The following table provides estimates of the potential payments and other post-termination benefits these individuals would receive assuming a change in control occurred and/or their employment was terminated as of December 31, 2015:

		Termination Without Cause	Termination Upon Change in Control (1) (2)	Change in Control Without Termination or Death or Disability (1) (3)
Charles H. Sherwood, Ph.D.	Salary Continuation	$871,863	$1,162,484	$-
	Additional Cash Payment	610,304	813,739	-
	Equity Awards Vesting	-	9,202,520	9,202,520
	Health Care Benefits	20,451	27,268	-
		$1,502,618	$11,206,011	$9,202,520

Sylvia Cheung	Salary Continuation	$335,210	$502,815	$-
	Additional Cash Payment	-	226,267	-
	Equity Awards Vesting	-	4,985,582	4,985,582
	Health Care Benefits	12,594	18,892	-
		$347,804	$5,733,556	$4,985,582

(1)	The indicated values for the accelerated vesting of stock options reflect the number of equity award shares which would vest on an accelerated basis, multiplied by the excess, if any, of the $38.16 closing price for our common stock as reported by NASDAQ on December 31, 2015 over the applicable exercise price for each option or SAR. This calculation assumes equity awards with an exercise price higher than the closing price of our common stock on December 31, 2015 will not be exercised.
(2)	According to the terms of the CEO Employment Agreement, in the event Dr. Sherwood becomes subject to the excise taxes imposed by Section 4999 of the Code, he would be entitled to a gross-up payment of up to $500,000. According to the terms of the CFO Employment Agreement, all payments otherwise due to Ms. Cheung would be subject to a modified economic cutback.
(3)	According to the terms of Dr. Sherwood’s equity award agreements, if Dr. Sherwood’s employment terminates due to the acceptance by the Board of Directors of his retirement in good standing on or after the date on which Dr. Sherwood has reached the age of 63, on such date of retirement in good standing the vesting of all of Dr. Sherwood’s outstanding equity awards shall automatically accelerate and become fully exercisable.

26

Directors’ Compensation

Cash Compensation.  For 2015, each of our non-employee directors was entitled to annual retainers per the following schedule, with such amounts to be pro-rated based on the actual number of days served if a director’s service to the Company ended prior to the end of 2015:

Compensation Element	2015 Cash Compensation
Board of Directors
Lead Director Retainer	$65,000
Other Directors Retainer	$40,000
Audit Committee
Committee Chairperson Retainer	$20,000
Other Committee Members Retainer	$10,000
Compensation Committee
Committee Chairperson Retainer	$14,000
Other Committee Members Retainer	$7,000
Governance and Nominating Committee
Committee Chairperson Retainer	$10,000
Other Committee Members Retainer	$5,000

 Equity Compensation. The Board of Directors approved a grant of 1,511 restricted stock units to each non-employee director, valued at $59,972 under the Second Amended 2003 Plan, based on the fair market value of our common stock on February 3, 2015, the date of grant for the existing directors. The restricted stock units granted to each non-employee director in 2015 vest in four equal yearly installments from the date of grant. Each non-employee director is eligible for an annual equity award grant with a value and vesting provisions as may be determined by the Board of Directors based on their review of the Company’s compensation policies and general compensation trends.

The following table summarizes the compensation we paid to non-employee directors for the year ended December 31, 2015.

							Aggregate Number of Shares Outstanding
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Option Awards ($)	Total ($)	Options	Restricted Stock Units
Joseph L. Bower	89,000		59,972		-	148,972	3,310	4,296
Raymond J. Land	65,000		59,972		-	124,972	-	4,296
Glenn R. Larsen, Ph.D.	32,211	(2)	89,973	(5)	-	122,184	-	2,122
John C. Moran	65,312	(3)	59,972		-	125,284	6,040	-
Jeffery S. Thompson	49,500	(4)	59,972		-	109,472	-	4,296
Steven E. Wheler	57,000		59,972		-	116,972	3,310	4,296

(1)	An amount of 1,511 restricted stock units were awarded per director on February 3, 2015, based on the closing price of $39.69 per share, and which vest annually in four equal installments, starting on February 3, 2016. The amounts in this column reflect the grant date fair value computed with respect to the restricted stock units, made during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 13 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2015 for certain assumptions made in the valuation of these restricted stock unit awards.
(2)	Dr. Larsen was elected to the Board of Directors, as well as to the Compensation Committee and the Governance and Nominating Committee, effective as of February 18, 2015. As a result, the fees paid to him were pro-rated based on the actual number of days Dr. Larsen served as a director and committee member during 2015.
(3)	Mr. Moran resigned from the Board of Directors, as well as the Audit Committee and Governance and Nominating Committee, effective as of December 8, 2015. As a result, the fees paid to him were pro-rated based on the actual number of days Mr. Moran served as a director and committee member during 2015.
(4)	Mr. Thompson began his service on the Audit Committee effective as of July 1, 2015. As a result, the fees paid to him for his service on the Audit Committee were pro-rated based on the actual number of days Mr. Thompson served on the Audit Committee during 2015.
(5)	Dr. Larsen was awarded an amount of 2,122 restricted stock units upon his appointment to the Board of Directors on February 17, 2015, based on the closing price of $42.40 per share. The restricted stock units vested in one installment on February 17, 2016.

27

Board of Directors and Executive Officer Stock Retention Guidelines

Effective October 6, 2015, the Board of Directors adopted stock retention guidelines that generally require each of our directors and executive officers to beneficially own certain amounts of the Company’s common stock. The Company believes that ownership of shares of the Company’s common stock by directors and executive officers of the Company helps align the financial interests of these individuals with the interests of stockholders, promotes sound corporate governance, and evidences a commitment to the Company. These stock retention guidelines supersede the director stock retention guidelines previously adopted by the Board of Directors on April 22, 2015. Generally, these guidelines require each director to beneficially own, at a minimum, either (a) 3,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of our annual board retainer for the non-lead directors. The minimum shareholding requirement became effective immediately, except that any director initially elected after January 1, 2015 has three years from the date of their election to achieve compliance. Compliance by each director will be reviewed annually by the Board’s Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying director must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) he or she subsequently acquires through exercise of equity grants, until he or she complies with the guidelines.

Generally, these guidelines require the Company’s Chief Executive Officer to beneficially own, at a minimum, either (a) 50,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to three times the amount of his or her base salary, and they require any other executive officer of the Company to beneficially own, at a minimum, either (a) 10,000 outstanding shares of common stock or (b) a number of shares (or vested share equivalents) of common stock having a market value equal to the amount of his or her base salary. The minimum shareholding requirement became effective immediately, except that any individual initially elected as an executive officer after September 30, 2014 has five years to achieve compliance. Compliance by each executive officer will be reviewed annually by the Board’s Governance and Nominating Committee, which is authorized to approve exceptions upon a showing of serious hardship. A non-complying executive officer must retain at least 75% of the shares (net of shares sold or offset to pay the exercise price and taxes) he or she subsequently acquires through exercise of equity grants, until he or she complies with the guidelines.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2015 consisted of Dr. Bower, Dr. Larsen, Mr. Thompson, and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between our company and any other entity involving our or such entity’s executive officers or board members.

During the fiscal year ended December 31, 2015, none of our executive officers served as: (i) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

28

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF ORGANIZATION TO INCREASE
AUTHORIZED COMMON SHARES TO 120,000,000 FROM 30,000,000

General

The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company’s Restated Articles of Organization, as amended, to increase the aggregate number of shares of common stock that the Company is authorized to issue to 120,000,000 shares, par value $0.01, from 30,000,000 shares, par value $0.01. Pursuant to various sections of the Massachusetts Business Corporations Act and the Company’s Restated Articles of Organization, as amended, shareholder approval of this amendment is required to make it effective.

As of April 4, 2016, the Record Date for this Annual Meeting, 14,768,325 shares of common stock were outstanding. Approximately 1.2 million shares were reserved for issuance upon the exercise of equity awards granted or authorized under the Second Amended 2003 Plan, and approximately an additional 0.9 million shares were reserved for issuance under the Second Amended 2003 plan generally. Accordingly, we currently expect to have only approximately 13.1 million shares of common stock available for future issuance.

Purpose and Effect of the Amendment

The Company believes that an increase in the authorized shares of our common stock would place us in a more equal position relative to our peers and our competitors, the large majority of whom have a number of authorized shares far larger than the 30,000,000 that the Company is authorized to issue, including many that have 100,000,000 or more total shares authorized. Additionally, the Company believes that an increase in the authorized shares of common stock will give us greater flexibility in the future by allowing us to take any one or a combination of the following general corporate initiatives to support the Company’s growth plans:

●	raise additional capital through common stock offerings;
●	provide equity incentives to attract or retain employees, officers, or directors;
●	acquire businesses, technologies, product franchises, or other assets through acquisition activity using our common stock as consideration;
●	issue share dividends; or
●	issue our common stock for other corporate purposes.

Without an increase in the number of authorized shares of common stock, the number of remaining common shares may be insufficient to complete one or more of the above transactions when and if the Board of Directors deems it advisable and in the best interests of the stockholders to do so. We believe that having the additional authorized shares available to the Company for issuance, upon approval of the Board of Directors, will be beneficial to us and our stockholders by allowing us to promptly consider and respond to future business opportunities as they arise, including in relation to acquisition opportunities. Due to market, industry, and other factors, the delay involved in calling and holding a stockholders’ meeting to approve an increase in authorized shares at the time a business opportunity presents itself may prevent us from timely pursuing that opportunity, or may significantly adversely affect the economic or strategic value of that opportunity.

We currently have no specific plans, arrangements, or understandings to issue additional shares of our common stock, except for issuances under the Second Amended 2003 Plan, and we have not allocated any specific portion of the proposed increase in authorized common shares to any particular purpose. We continually evaluate our capital structure and may consider an equity offering if, among other things, market conditions are favorable or there is a favorable business opportunity for the Company.

The proposed amendment will not affect the rights of existing shareholders of our common stock, except to the extent that future issuances of our common stock, including the additional shares that would be authorized if the proposed amendment is approved, may dilute the current equity ownership position of current holders of our common stock and may be made without further stockholder approval, unless otherwise required by applicable laws or stock exchange regulations. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, stockholders should be aware that the amendment could be viewed as an anti-takeover provision. The amendment might discourage an attempt by a third party to gain control of us by acquiring a substantial number of shares of our common stock in order to complete a merger, sale of all or any part of our assets, or similar transactions, because the issuance of new shares could be used to dilute the stock ownership of that third party.

29

All shares of our common stock, including those now authorized and those that would be authorized by the approval of this proposed amendment, are equal in rank and have the same voting, dividend, and liquidation rights. Existing stockholders have no preemptive rights to acquire or subscribe to any of the additional shares of common stock that would be authorized by the approval of this amendment. If the amendment is approved, it will become effective upon the filing of Articles of Amendment of our Restated Articles of Organization, as amended, with the Secretary of the Commonwealth of Massachusetts.

Currently, our Restated Articles of Organization, as amended, authorizes the Company to issue 1,250,000 shares of preferred stock, of which 175,000 shares have been designated as Series B Junior Participating Cumulative Preferred Stock, par value $0.01. No other class of capital stock of the Company is authorized. The Company is not proposing, and the proposed amendment to our Restated Articles of Organization will not result in, any change to our authorized preferred stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the Record Date is required to approve the amendment to the Company’s Restated Articles of Organization, as amended, to increase the aggregate number of shares of common stock that the Company is authorized to issue to 120,000,000 shares, par value $0.01, from 30,000,000 shares, par value $0.01. Abstentions and broker non-votes, if any, will have the same effect on the result of this vote as votes against the proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS AMENDMENT TO OUR RESTATED ARTICLES OF ORGANIZATION.

30

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the SEC to be included in this proxy statement. The purpose of the Audit Committee is to oversee Anika Therapeutics’ accounting and financial reporting process and the audits of its financial statements. During the years 2002 through 2015, the independent registered public accounting firm of Anika Therapeutics was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the website of Anika Therapeutics.

As set forth in the Audit Committee Charter, management is responsible for the preparation, presentation, and integrity of Anika Therapeutics’ financial statements, as well as for its financial reporting process, accounting policies, internal controls, and disclosure controls and procedures. PwC is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and as to the effectiveness of Anika Therapeutics’ internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting and PwC’s evaluation of internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC its independence in relation to Anika Therapeutics, and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the consolidated financial statements of Anika Therapeutics were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Anika Therapeutics be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed by Anika Therapeutics with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Raymond J. Land, Chairperson	Joseph L. Bower	Jeffery S. Thompson

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

31

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2002. The Audit Committee is responsible for the appointment, retention, termination, compensation, and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification because we value the views of our stockholders. In the event that stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and voting on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions and broker non-votes, if any, will not be treated as votes cast and will have no impact on the proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Our Principal Independent Auditor

The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two years:

Fee Category	2015	2014
Audit fees	$755,600	$745,000
Audit-related fees	-	-
Tax fees	85,944	108,841
All other fees	-	-
Total fees	$841,544	$853,841

For purposes of the preceding table:

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years. Included in audit fees in 2015 was a non-recurring audit consultation service fee of $20,000. Audit fees also include the audit of the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees consist of fees for tax compliance, tax advice, and tax planning services for those years.

32

In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. The Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services, and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable. Since May 2003, each new engagement of PwC has been approved in advance by the Audit Committee.

33

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers, which is described in the section titled “Compensation Discussion and Analysis” in this proxy statement. We currently hold this vote annually.

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of our company and stockholders. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives.

Accordingly, the following resolution is submitted for a stockholder vote at the 2016 Annual Meeting:

“RESOLVED, that the stockholders of Anika Therapeutics, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers of Anika Therapeutics, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement for this Annual Meeting.”

This vote is only advisory and will not be binding upon us or the Board of Directors. However, the Board of Directors values constructive dialogue on executive compensation, and on other important governance topics, with stockholders and encourages all stockholders to vote their shares on this matter.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and voting on the matter is required to approve this resolution. Abstentions and broker non-votes, if any, will not be treated as votes cast and will have no impact on this proposal. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

34

OTHER MATTERS

The Board of Directors does not know of any other matters that will come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by us. We have retained Georgeson, Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $17,500 plus reimbursement of reasonable expenses. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail and facsimile. We will reimburse banks, brokerage firms, and other custodians, nominees, trustees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of our shares.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by us on or before December 22, 2016 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy, and proposals should be directed to: Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A stockholder who wishes to present a proposal at the next Annual Meeting of Stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730 U.S.A. We must receive the proposal on or before March 20, 2017; provided, however, that such proposal shall not be required to be given more than sixty days prior to the Annual Meeting of Stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2015, BY WRITING TO OUR SECRETARY, ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MA 01730 U.S.A.

THIS PROXY STATEMENT, A FORM OF PROXY AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com and http://www.anikatherapeutics.com/proxy .

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY CARD AS INDICATED IN THIS PROXY STATEMENT.  YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THIS PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY CARD.

35

ANIKA THERAPEUTICS, INC.
ATTN: SYLVIA CHEUNG
32 WIGGINS AVE.
BEDFORD, MA 01730
U.S.A.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05454-P77423

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANIKA THERAPEUTICS, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				
1. Election of Directors	☐	☐	☐	____________________
Nominees: 01) Raymond J. Land 02) Glenn R. Larsen, Ph.D.				

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:	For	Against	Abstain
2. Approval to amend the Company's Restated Articles of Organization to increase authorized shares of common stock to 120,000,000 from 30,000,000.	☐	☐	☐
3. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐
4. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E05455-P77423

ANIKA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 1, 2016 11:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Ms. Sylvia Cheung, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2016 Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the "Company") to be held at the Company's office, 32 Wiggins Avenue, Bedford, MA 01730 on Wednesday, June 1, 2016, at 11:30 a.m., local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company before the taking of the vote at the 2016 Annual Meeting, by properly casting a new vote via the Internet or Telephone at any time before the closure of the Internet or Telephone facilities, or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of directors, "FOR" Items 2, 3, and 4, in each case, in accordance with the Board of Directors' recommendations, and voted in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the Annual Meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side